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                                                                    Exhibit 99.1


DATE:  August 11, 2005

FROM:
Broadview Media.
4455 West 77th Street
Edina, MN 55435



Red White
Chief Operating Officer
(952) 852-0417

FOR IMMEDIATE RELEASE


                  BROADVIEW MEDIA, INC. ANNOUNCES FIRST QUARTER
                     RESULTS AND MOTORCYCLE RALLY PRODUCTION

         MINNEAPOLIS, August 11 - Broadview Media, Inc. (OTC Bulletin Board:
BDVM) today reported sales for the first fiscal quarter ended June 30, 2005 of $708,032 compared with the $871,407 the company reported in the same period last year. Net loss totaled $291,127, or ($0.11) per basic and diluted share, versus a net loss of $211,927, or ($0.09) per basic and diluted share for the same period last year.
          "We are very excited about the acquisition of the Utah Career College on July 1st." said Terry Myhre, Broadview chairman and CEO. "We believe our strategy to move the Company more into the educational market will provide an opportunity for growth, as well as provide synergy with the Company's other business activities." The Company also reported that it is in production of a reality television series at the Sturgis Motorcycle Rally. This is scheduled for broadcast in the first calendar quarter of 2006.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS DATA

                                                                               First Quarter Ended
                                                                                    June 30,
                                                                                    --------
                                                                            2005               2004
                                                                          ---------          ---------
Net sales                                                                 $ 708,032          $ 871,407
Cost of products
   and services sold                                                      $ 686,142          $ 759,160
                                                                          ---------          ---------
Gross profit                                                              $  21,890          $ 112,247
 SG&A Expense                                                             $ 297,614          $ 310,621
                                                                          ---------          ---------
Operating loss                                                            $(275,724)         $(198,374)
                                                                          ---------          ---------
Other expenses                                                            $  15,403          $  13,553
                                                                          ---------          ---------
Net loss                                                                  $(291,127)         $(211,927)


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
BASIC AND DILUTED NET LOSS PER SHARE                                      $   (0.11)         $   (0.09)


BASIC AND DILUTED WEIGHTED
   AVERAGE NUMBER
   OF COMMON SHARES
   OUTSTANDING                                                            2,720,747          2,322,258


CONDENSED CONSOLIDATED BALANCE SHEET                    JUNE 30, 2005                    MARCH 31,2005
------------------------------------                    -------------                    -------------

Current Assets                                             $1,170,121                       $1,017,416
Total Assets                                                1,805,090                        1,642,130
Current Liabilities                                           501,497                          439,083
Total Liabilities                                           1,334,323                          880,236
Stockholders' Equity                                          470,767                          761,894



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ABOUT BROADVIEW MEDIA

Broadview Media is one of the Midwest's leading media production companies. Operating full-service media production facilities in Chicago and Minneapolis, Broadview provides creative and production services for educational courses, television programming, and business communications. Major clients of Broadview Media include Scott Foresman, Houghton Mifflin, Pearson PLC, Home & Garden Television, The History Channel, Tellabs, United Way and Chicago's Children's Memorial Hospital. The Company is publicly traded on the OTC Bulletin Board under the trading symbol BDVM.



For additional information,
please contact:                                          Red White
                                                         Chief Operating Officer
                                                         952.852.0417 (phone)
                                                         redw@BroadviewMedia.com



CAUTIONARY STATEMENTS

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events and can be identified by the use of terminology such as "believe," "estimate," "expect," "intend," "may," "could," "will," and similar words or expressions. Any statement that is not based upon historical facts should be considered a forward-looking statement. Forward-looking statements cannot be guaranteed and actual results may vary materially due to the uncertainties and risks, known and unknown, associated with such statements. Factors affecting the forward-looking statements in this release include those risks


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described from time to time in our reports to the Securities and Exchange
Commission (including our Annual Report on Form 10-KSB). Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions investors should take into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.

For further information regarding risks and uncertainties associated with Broadview Media's business, please refer to the "Management's Discussion and Analysis or Plan of Operation" sections of Broadview Media's SEC filings, including, but not limited to, its annual report on Form 10-KSB and quarterly reports on Form 10-QSB, copies of which may be obtained by contacting Broadview Media at 952-835-4455, ext 214.

All information in this release is as of August 11, 2005. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company's expectations.